Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Enfusion, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

CALCULATION OF REGISTRATION FEE

2

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, $0.001 par value per share	457(c) and (h)	3,391,627 shares(2)	$12.66(3)	$42,937,997.82	$0.0000927	$3,980.36
Equity	Class A Common Stock, $0.001 par value per share	457(c) and (h)	1,130,542 shares(4)	$10.76(5)	$12,164,631.92	$0.0000927	$1,127.67
Total Offering Amounts					$55,102,629.74		$5,108.03
Total Fee Offsets							—
Net Fee Due							$5,108.03

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A Common Stock, $0.001 par value per share (the “Class A Common Stock”) of Enfusion, Inc. (the “Registrant”) which become issuable under the Registrant’s 2021 Stock Option and Incentive Plan (the “2021 Plan”) and the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Class A Common Stock.

(2)

Represents an automatic increase to the number of shares available for issuance under the 2021 Plan, in accordance with the automatic annual increase provision of the 2021 Plan, effective as of January 1, 2022. Shares available for issuance under the 2021 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on October 20, 2021 (File No. 333-260398).

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based on $12.66, the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on March 25, 2022.

(4)

Represents an automatic increase to the number of shares available for issuance under the 2021 ESPP, in accordance with the automatic annual increase provision of the 2021 ESPP, effective as of January 1, 2022. Shares available for issuance under the 2021 ESPP were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on October 20, 2021 (File No. 333-260398).

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based on 85% of $12.66, the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on March 25, 2022. Pursuant to the 2021 ESPP, the purchase price of the shares of Class A Common Stock reserved for issuance thereunder will be 85% of the lower of the fair market value of a share of Class A Common Stock on the first trading day of the offering period or on the exercise date.